                                 EXHIBIT 10.35

[GRACE LOGO]

                                                     C. L. Hampers, M.D.
                                                     Executive Vice President
                                                     & Director

                                                     W. R. Grace & Co.

                                                     National Medical Care, Inc.
                                                     Chief Executive Officer
                                                     1601 Trapelo Road
                                                     Waltham, MA 02154


                                                     June 14, 1996

Mr. Albert J. Costello
Chairman, President and
   Chief Executive Officer
W. R. Grace & Co.
One Town Center Road
Boca Raton, Florida 33486-1010

Dear Al:

                  The purpose of this letter is to confirm our agreement regarding (a) my resignation from various positions I hold with W. R. Grace & Co. ("Grace") and its subsidiaries, including National Medical Care, Inc. ("NMC"), and (b) my Employment Agreement dated as of April 1, 1991 with W. R. Grace & Co.-Conn. ("Grace Connecticut"), a subsidiary of Grace, as amended by a letter agreement dated March 29, 1996 (such Employment Agreement, as so amended, the "Employment Agreement"), as follows:

                  1. Effective immediately, I hereby resign all offices and directorships I hold with Grace and its subsidiaries and affiliates (including, without limitation, NMC).

                  2. I will continue to receive my current salary (at the annual rate of $875,270), as well as the benefits that I currently receive pursuant to the Employment Agreement, until December 31, 1996 (except that my participation in the Grace Long Term Disability Income Plan and the disability provisions of the Executive Salary Protection Plan will cease immediately).

                  3. As of January 1, 1997, I will be eligible to commence receiving the pension benefit specified in Section 3.5 of the Employment Agreement.

                  4. I will be entitled to participate in Grace's Annual Incentive Compensation Program for 1996, and the amount of any award payable to me under that Program for 1996 shall not be paid on a pro rata basis. I understand that the

Mr. Albert J. Costello
June 14, 1996                                                            Page 2.



amount of my award under that Program will be calculated by multiplying (a) my 1996 annual incentive compensation award target (which is $490,151 -- i.e., 56% of my annual salary) by (b) the percentage of the 1996 NMC incentive compensation pool that is earned by reference to the actual 1996 performance of NMC, as specified by the attached 1996 NMC annual bonus schedule.

                  5. My participation in Grace's Long-Term Incentive Program ("LTIP") for the 1994-1996 and 1995-1997 Performance Periods will vest immediately, and any awards payable with respect thereto shall be paid to me at the same time as other participants. Any such award payable with respect to the 1994-1996 Performance Period will not be paid on a pro rata basis. Any such award payable with respect to the 1995-1997 Performance Period will be paid on a pro rata basis to reflect a "cut-off" date of December 31, 1996. I understand that I will not participate in the LTIP with respect to any Performance Periods other than those specified in this paragraph.

                  6. I will continue to have the use of the "Plane" (as defined in the Employment Agreement) until June 30, 1996. For the period from June 30, 1996 to the date of the merger of Grace (the parent company of NMC) with a subsidiary of Fresenius Medical Care AG (the "Fresenius Transaction"), I may submit to you a request to use the "Plane" and you will permit me to use the "Plane" subject to its availability.

                  7. You have informed me that Grace would be willing to sell me the "Plane" at fair market value. I agree to notify Brian McGowan at Grace Headquarters in writing by no later than June 30, 1996 if I wish to purchase the "Plane". Grace agrees to inform me in writing of the "Plane's" fair market value by no later than 7 days after receiving my notification. If I object to the amount determined by Grace to be the fair market value of the "Plane", I will notify Grace in writing within 10 days after receiving the notice from Grace of its determination of fair market value, and I and Grace will select a mutually agreeable appraiser (within 10 days of Grace receiving my objection) whose determination of fair market value shall be final and binding on Grace and me. If I notify Grace that I wish to purchase the "Plane" in accordance with this paragraph, Grace and I agree to negotiate in good faith the definitive terms of the agreement providing for such purchase, and agree that the purchase by me of the "Plane" must be substantially completed by the date of the Fresenius Transaction.

                  If I purchase the "Plane", the following amount will be deducted from the purchase price of the "Plane": 65 minus the number of hours actually used by me for private purposes in 1996 (up to the date that the ownership of the "Plane" is transferred to me), multiplied by $1,800.
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Mr. Albert J. Costello
June 14, 1996                                                            Page 3.

                  8. As you know, under Section 3.6 of the Employment Agreement, each year I am entitled to a payment from Grace equal to 3% of my base salary and annual incentive compensation, which is a savings and investment plan replacement payment. That payment is made each March for the prior calendar year. I will receive such a payment in March of 1997, which will equal 3% of my the base salary and annual incentive compensation that I receive in 1996.

                  9. As you know, I am currently provided with the use of an automobile at the expense of Grace (and/or NMC). I will continue to be provided with the use of such automobile until the date of the Fresenius Transaction. If I notify Grace that I wish to purchase such automobile on or before that date, Grace agrees to sell such automobile to me at its sales price offered by the leasing company or other owner of the automobile.

                  10. My Executive Severance Agreement with Grace, dated September 1, 1992, is hereby terminated and of no further force and effect, effective immediately.

                  11. The Employment Agreement is hereby terminated and of no further force and effect, effective immediately; except as set forth herein and except that the provisions of Article 4 of the Employment Agreement (which is entitled "Non-competition Covenant"), and of Section 2(a) of the March 29, 1996 letter agreement amending the Employment Agreement (which is my acknowledgment that I will not be eligible for certain compensation programs including the "stay bonuses" established in connection with the NMC disposition), shall remain in effect. Therefore, in accordance with this paragraph, I will not be entitled to serve as a consultant to Grace (and/or its subsidiaries and affiliates) as provided by the Employment Agreement.

                  12. The provisions of Sections 8.4 and 8.5 of the Employment Agreement shall apply to this letter agreement as if fully set forth herein.

                  As you know, this letter agreement is in conjunction with an agreement that I am endeavoring to enter with Fresenius AG and/or its subsidiaries, which will provide that I receive certain payments and which will otherwise outline the terms of my relationship with that organization. In the event that I do not finalize such an agreement with Fresenius AG and/or its subsidiaries, then, effective January 1, 1997, the Employment Agreement will be converted into a consulting agreement upon the terms and conditions set forth in
Section 7 of the Employment Agreement, and paragraphs 6 and 8 of this letter agreement will become void.
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Mr. Albert J. Costello
June 14, 1996                                                            Page 4.


                  If the foregoing correctly sets forth our understanding, please sign this letter and the accompanying copy as indicated below and return one copy to me.

                                                    Very truly yours,



                                                    Constantine L. Hampers

Agreed as set forth above:

W. R. Grace & Co.

By: /s/ Albert J. Costello
    -------------------------
    Albert J. Costello
    Chairman, President and
      Chief Executive Officer

             Proposed Payout Schedule for 1996 Annual Bonus Pool

                             NMC (Ex-Amicon Only)

                                   (000 $s)


                                                       Incentive
                                                      Pool as a %
                 1996                                 of Targeted
               Earnings                                  Award
               --------                               -----------
               264,777*                                  90.0%
               265,350                                   91.0%
               265,923                                   92.0%
               266,497                                   93.0%
               267,070                                   94.0%
               267,643                                   95.0%
               268,216                                   96.0%
               268,790                                   97.0%
               269,363                                   98.0%
               269,936                                   99.0%
               270,509                                  100.0%
               271,958                                  105.0%
               273,408                                  110.0%
               274,857                                  115.0%
               276,306                                  120.0%
               277,755                                  125.0%
               279,204                                  130.0%
               280,653                                  135.0%
               282,102                                  140.0%
               283,551                                  145.0%
               285,000                                  150.0%
               286,000                                  155.0%
               287,000                                  160.0%
               288,000                                  165.0%
               289,000                                  170.0%
               290,000                                  175.0%
               291,000                                  180.0%
               292,000                                  185.0%
               293,000                                  190.0%
               294,000                                  195.0%
               295,000                                  200.0%

*1995A Earnings (without Amicon) = $264,777. Assumes starting point can't be less than prior year actuals.